Exhibit 3.6                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                   KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC.

             Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being the Chief Executive Officer of KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida (the "Corporation"), bearing document number P00000095861, does hereby certify that the following resolution was adopted pursuant to the authority of the Board of Directors and the holders of a majority of the Corporation's issued and outstanding voting securities as required by Section 602.1003 of the Florida Business Corporation Act:

         RESOLVED, that at the effective time of this amendment which shall be after the close of business on August 16, 2005, Article I - NAME of the Corporation of the Articles of Incorporation, as amended, be and hereby is deleted in its entirety and replaced with the following:

                                "ARTICLE I - NAME

             The name of this Corporation is Linkwell Corporation."

         The foregoing resolutions and articles of amendment were adopted by the Board of Directors of the Corporation and by the holders of a majority of the Corporation's issued and outstanding voting securities at a meeting of shareholders held on June 30, 2005, which represented the minimum number of votes which would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted pursuant to the Florida Business Corporation Act.

         IN WITNESS WHEREOF, the undersigned, being the Chief Executive Office of this Corporation, has executed these Articles of Amendment as of July 6, 2005.

                                     KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC.


                                      By: Xuelian Bian
                                      ------------------
                                      Xuelian Bian, Chief Executive Officer